                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               Tennant Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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
                                     [LOGO]

                                TENNANT COMPANY

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 1, 1997

                            ------------------------

TO OUR SHAREHOLDERS:

    The Annual Meeting of Shareholders of Tennant Company will be held at the corporate headquarters of Tennant Company, 701 North Lilac Drive, Minneapolis, Minnesota, on Thursday, May 1, 1997, at 10:30 a.m., Central Daylight Time, for the following purposes:

    (1) To elect directors for a three-year term;

    (2) To approve and ratify the Non-Employee Director Stock Option Plan;

    (3) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company;

    (4) To act upon any other business that may properly come before the meeting.

    Only holders of Common Stock of record at the close of business on March 10, 1997, will be entitled to vote at the meeting or any adjournment thereof.

    You are cordially invited to attend the meeting. Whether or not you plan to come to the meeting, please sign, date and return your Proxy in the reply envelope provided. Your cooperation in promptly signing and returning your Proxy will help avoid further solicitation expense.

                                          Bruce J. Borgerding, Secretary

March 25, 1997

                                    [LOGO]

                                TENNANT COMPANY
                                ----------------

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by Tennant Company (the "Company"), on behalf of its Board of Directors, of Proxies for the Annual Meeting of Shareholders to be held Thursday, May 1, 1997, and any adjournment thereof. Stock represented by Proxies will be voted. Where specification is made in the Proxy, the stock will be voted in accordance therewith. Where no specification is made in the Proxy, the stock will be voted for all proposals. Proxies may be revoked at any time before being voted by giving written notice of revocation at the mailing address noted or at the meeting, or by a later-dated Proxy delivered to an officer of the Company. Personal attendance and voting in person does not revoke a written Proxy.

    There were outstanding on March 10, 1997, the record date for shareholders entitled to vote at the meeting, 10,000,229 shares of Common Stock, each share being entitled to one vote.

    Expenses in connection with the solicitation of Proxies will be paid by the Company. Solicitation of Proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit Proxies, either personally or by telephone, or by special letter, from some of the shareholders. The Company also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

    The mailing address of the principal executive office of the Company is 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440. This Proxy Statement and form of Proxy enclosed are being mailed to shareholders commencing March 25, 1997.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of February 28, 1997, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than 5% of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors of the Company, the executive officers of the Company included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all directors and executive officers of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

NAME AND ADDRESS                                                                                        PERCENT OF
OF BENEFICIAL OWNER                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP         COMMON STOCK
------------------------------------------------  ------------------------------------------------  -----------------
First Bank System, Inc.(1)                        1,029,072 shares(2)                                        10.3%
Minneapolis, MN                                   First Bank System, Inc. has sole investment
                                                  authority for 16,308 shares, shared investment
                                                  authority for 1,012,764(2) shares and shared
                                                  voting authority for 1,028,072(2) shares.

George T. Pennock                                 840,260 shares(3)(4)                                        8.4%
Minneapolis, MN

Trimark Financial Corporation, Inc.(1)            818,100 shares                                              8.2%
Toronto, Ontario

Roger L. Hale                                     387,752 shares(5)(6)                                        3.9%

Douglas R. Hoelscher                              29,900 shares(6)(7)                                           *

Richard A. Snyder                                 29,579 shares(6)(8)                                           *

Janet M. Dolan                                    18,020 shares(6)(9)                                           *

Keith D. Payden                                   15,587 shares(6)(10)                                          *

Andrew P. Czajkowski                              5,940 shares                                                  *

William A. Hodder                                 5,476 shares                                                  *

David C. Cox                                      5,473 shares                                                  *

William I. Miller                                 4,788 shares                                                  *

Delbert W. Johnson                                4,446 shares                                                  *

Arthur D. Collins, Jr.                            3,445 shares                                                  *

Edwin L. Russell                                  1,646 shares                                                  *

All directors and executive officers as a group   613,179 shares(6)(11)                                       6.1%
(17 persons)

------------------------

  * An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of total.

 (1) The information set forth above as to the Amount and Nature of Beneficial Ownership is based upon a Schedule 13G statement filed with the Securities and Exchange Commission reflecting beneficial ownership as of December 31, 1996.
 (2) This number includes 690,736 shares held in the "unallocated" account, as of December 31, 1996, of the Tennant Company Profit Sharing and Employee Stock Ownership Plan and Trust, as to which an affiliate of First Bank System, Inc. acts as trustee. The number of "allocated" shares held in such trust (952,948 shares as of December 31, 1996) is not included in this number. The Securities and Exchange Commission has taken the position, with respect to similar plans, that the plan trustee is the beneficial owner of shares held in an unallocated reserve pending allocation to participants' accounts. The plan trustee disclaims that it or the Trust is the beneficial owner of shares held in the unallocated account.

 (3) Included are 714,300 shares in a trust established by Mr. Pennock's mother for the equal benefit of Mr. Pennock's children and his sister. Mr. Pennock, co-trustee with First Bank, National Association of this trust, has sole voting and investment authority for this trust.

 (4) Not included are 8,920 shares owned by certain family members of Mr. Pennock, as to which Mr. Pennock disclaims beneficial ownership.

 (5) Of these shares, Mr. Hale has an interest in 144,074 shares in trusts established under the will of his mother, of which he is a beneficiary. Includes 23,007 shares covered by currently exercisable options granted to Mr. Hale.

 (6) Includes shares allocated to the individual or group under the Tennant Company Profit Sharing and Employee Stock Ownership Plan.

 (7) Includes 4,069 shares covered by currently exercisable options granted to Mr. Hoelscher.

 (8) Includes 3,446 shares covered by currently exercisable options granted to Mr. Snyder.

 (9) Includes 4,246 shares covered by currently exercisable options granted to Ms. Dolan.

(10) Includes 2,173 shares covered by currently exercisable options granted to Mr. Payden.

(11) Includes 45,044 shares covered by currently exercisable options granted to ten executive officers of the Company.

                             ELECTION OF DIRECTORS

    Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

    At the meeting, three directors are to be elected. The Board of Directors has designated David C. Cox, William I. Miller, and Edwin L. Russell as nominees for election to serve three-year terms ending at the time of the Annual Meeting in 2000 and until their successors are elected and have qualified. Mr. Cox and Mr. Miller are currently directors of the Company and have previously been elected by the shareholders. Mr. Russell is being nominated for his first term as a director of the Company. The nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote in favor of the other nominees named and to vote for a substitute nominee in their discretion.

    The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote in person or by proxy on the election of directors is necessary to elect each nominee. For this purpose, a shareholder voting through a Proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote; but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

    The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting:

      NAME, AGE AND YEAR
    FIRST ELECTED DIRECTOR                     PRINCIPAL OCCUPATION                       OTHER DIRECTORSHIPS
------------------------------  ---------------------------------------------------  -----------------------------
Nominees for election for terms expiring in 2000 (Class II Directors):

David C. Cox                    President and Chief Executive Officer of Cowles      National Computer Systems,
Age: 59                         Media Company.                                       Inc.
Director Since 1991             Minneapolis, MN.                                     ReliaStar Financial Corp.
                                Publisher of newspapers, magazines and related
                                ancillary products.
                                Mr. Cox has been an executive officer of Cowles
                                Media Company for more than the past five years.

William I. Miller               Chairman of Irwin Financial Corporation.             Cummins Engine Company, Inc.
Age: 40                         Columbus, IN.                                        EuroPacific Growth Fund
Director Since 1994             Interrelated group of financial services companies.  Irwin Financial Corporation
                                                                                     New Perspective Fund
                                Mr. Miller has been Chairman of Irwin Financial
                                Corporation since 1990. Prior to that time, he
                                served as President of Irwin Management Company,
                                Inc., a family investment management firm, for
                                seven years.

Edwin L. Russell                Chairman, President and Chief Executive Officer of   American Paging, Inc.
Age: 52                         Minnesota Power & Light Company.                     Capital Re Corporation
                                Duluth, MN.                                          Minnesota Power & Light
                                A diversified utility company.                       Company
                                Mr. Russell was named Chairman, President and Chief
                                Executive Officer in 1996 after joining Minnesota
                                Power & Light Company as President in 1995. For
                                more than 5 years prior to that, Mr. Russell served
                                as an executive officer of J. M. Huber Corporation,
                                a diversified manufacturing and natural resources
                                company.

Directors whose terms expire in 1998 (Class III Directors):

Andrew P. Czajkowski            President and Chief Executive Officer of Blue Cross  Blue Cross and Blue Shield
Age: 61                         and Blue Shield of Minnesota.                        Association
Director Since 1992             St. Paul, MN.
                                Minnesota health care company.
                                Mr. Czajkowski has been an executive officer of
                                Blue Cross and Blue Shield of Minnesota for more
                                than the past five years.

      NAME, AGE AND YEAR
    FIRST ELECTED DIRECTOR                     PRINCIPAL OCCUPATION                       OTHER DIRECTORSHIPS
------------------------------  ---------------------------------------------------  -----------------------------
William A. Hodder               Retired Chairman and Chief Executive Officer of      Cowles Media Company
Age: 65                         Donaldson Company, Inc.                              Musicland Group, Inc.
Director Since 1975             Minneapolis, MN.                                     Norwest Corporation
                                Manufacturer of filtration devices for heavy-duty    ReliaStar Financial Corp.
                                mobile diesel engines and industrial applications.   SUPERVALU, Inc.
                                Mr. Hodder was an executive officer of Donaldson
                                Company, Inc. for more than five years prior to his
                                retirement in 1996.

Arthur D. Collins, Jr.          President and Chief Operating Officer of Medtronic,  First Bank System, Inc.
Age: 49                         Inc.                                                 GalaGen Inc.
Director since 1995             Minneapolis, MN                                      Medtronic, Inc.
                                Manufacturer of therapeutic medical devices.
                                Mr. Collins was named President in 1996 and Chief
                                Operating Officer in 1994 after joining Medtronic,
                                Inc. as Executive Vice President and President of
                                Medtronic International in 1992. For more than five
                                years prior to that, Mr. Collins held various
                                management positions with Abbott Laboratories, a
                                diversified healthcare products and services
                                company.

Directors whose terms expire in 1999 (Class I Directors):

Roger L. Hale (1)               Mr. Hale has been President of the Company since     Dayton Hudson Corporation
Age: 62                         January 1975 and Chief Executive Officer since May   First Bank System, Inc.
Director Since 1969             1976.He previously served as Chief Operating
                                Officer from January 1975 to May 1976 and as Vice
                                President from April 1969 to December 1974.

Delbert W. Johnson              Chairman and Chief Executive Officer of Pioneer      Ault, Inc.
Age: 58                         Metal Finishing.                                     Coherenet Communications
Director Since 1993             Minneapolis, MN.                                     Systems Corp.
                                Specialist in metal finishing.                       Compucom Systems
                                                                                     First Bank System, Inc.
                                Mr. Johnson has been an executive officer of         Safeguard Scientifics, Inc.
                                Pioneer Metal Finishing, a division of Safeguard
                                Scientifics, Inc., for more than the past five
                                years.

------------------------

(1) Roger L. Hale, a director and executive officer of the Company, is a first cousin of Richard M. Adams, a Vice President of the Company.

    During 1996, the Board of Directors met on four occasions. The Board of Directors has an Audit Committee composed of Messrs. Czajkowski and Johnson, which met on three occasions during 1996. The primary function of the Audit Committee is to assist the Board in fulfilling its fiduciary responsibilities relating to the Company's internal control procedures and accounting, financial and reporting practices. The Board has an Executive Compensation Committee composed of Messrs. Hodder, Collins, Cox, and Miller, which met on three occasions during 1996. The primary function of the Executive Compensation Committee is to review and develop executive compensation plans of the Company and determine the compensation of officers. The Board has designated an Executive Committee composed of Messrs. Hale, Cox, and Hodder, which did not meet during 1996. The primary function of the Executive Committee is to exercise the authority of the Board of Directors and the management of the business of the Company in the intervals between meetings of the Board of Directors. The Board has designated a Board Affairs Committee composed of Messrs. Cox, Hodder, Johnson, and Collins, which met once in 1996. The primary function of the Board Affairs Committee is to set Board compensation and recommend nominees for election to the Board. Shareholders who wish to suggest qualified candidates to the Committee should write to Bruce J. Borgerding, Secretary of the Company, at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, stating in detail the candidate's qualifications for consideration by the Committee. As noted in the last paragraph of this section of the Proxy Statement, if a shareholder wishes to nominate a director other than a person nominated by or on behalf of the Board of Directors, he or she must comply with certain procedures set out in the Company's Restated Articles of Incorporation. Under the Company's Restated Articles of Incorporation, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 75 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director. The Board also has designated a Special Litigation Committee composed of Messrs. Czajkowski and Johnson, which did not meet during 1996. All incumbent directors attended more than 75% of the aggregate number of meetings of the Board and committees on which they served during 1996.

    Non-management directors of the Company received an annual retainer plus $750 for each meeting or committee meeting of the Board of Directors during 1996. Pursuant to the Tennant Company Restricted Stock Plan for Nonemployee Directors (the "Director Plan"), the annual retainer is paid in the form of Restricted Stock. Restricted Stock for this purpose is generally issued once every three Board Years (as defined in the Director Plan), in an amount equal to
1.5 times the anticipated annual retainer for the Board Year then commencing and the next two succeeding Board Years, based on the then Fair Market Value (as defined in the Director Plan) of such Restricted Stock. On May 3, 1996, each non-management director was issued 2,564 shares of Restricted Stock, based on a Fair Market Value of $24.57 per share, in payment of the annual retainer for the three Board years commencing May 3, 1996. The Director Plan provides that the restrictions on the Restricted Stock will lapse only upon the first to occur of
(a) the death of the director, (b) the disability of the director preventing continued service on the Board, (c) retirement of the director from the Board in accordance with any policy on retirement of Board members then in effect, (d) the termination of service as a director by reason of resignation at the request of the Board, the director's failure to have been nominated for re-election to the Board or to have been re-elected by the shareholders, or the director's removal by the shareholders, or (e) a change in control of the Company (as defined in the Director Plan). In no event will the restrictions lapse prior to six months after the date of issuance. Upon the occurrence of an event causing the restrictions to lapse, Restricted Stock issued to the director in payment for Board Years commencing following the occurrence of the event is forfeited and returned to the Company.

    The Board has approved, and recommends shareholder approval of, a "Non-Employee Director Stock Option Plan" (see summary on page 16). Under this Plan, non-employee directors will receive an option grant for 1,000 shares at Fair Market Value on January 1, 1997 and an option grant for 2,000 shares at Fair Market Value on the day following each annual meeting of the shareholders of the Company, beginning May 2, 1997.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    OVERVIEW AND PHILOSOPHY. The Executive Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for reviewing and developing executive compensation plans of the Company. In addition, the Executive Compensation Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

    The objectives of the Company's executive compensation program are to:

    - Motivate executives to achieve corporate goals by placing a significant portion of pay at risk.

    - Provide a strong link between the Company's short- and long-term goals and executive compensation.

    - Provide competitive total compensation in order to attract and retain high-caliber key executives critical to the long-term success of the Company.

    - Align the executives' interests with those of the shareholders by providing a significant portion of compensation in Company Common Stock.

    The executive compensation program is intended to provide an overall level of compensation opportunity that is competitive with other U.S. durable goods manufacturing companies. To determine competitiveness, the Committee annually uses sales volume adjusted data from a top-management compensation survey. This data is verified every three to four years through the use of an outside consultant which compares all aspects of the Company's executive compensation with that of other similar companies. Actual compensation levels may be greater or less than average competitive levels depending on annual and long-term Company performance, individual performance against goals set at the beginning of the year, and scope of responsibilities as compared to a similar position within the surveys. The Executive Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external, internal or individual circumstances.

    The Company does not have a policy with respect to the limit under the Internal Revenue Code Section 162(m) on the deductibility of the qualifying compensation paid to its executives, as it is likely for the near future that all such compensation will be deductible by the Company.

    EXECUTIVE COMPENSATION PROGRAM. The Company's executive compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of Performance Share grants, Restricted Stock grants and stock options. All of the long-term plans have a significant portion of their payout in Company Common Stock. In addition, executives receive various benefits, including medical and retirement plans, generally available to employees of the Company.

    BASE SALARY. Base salary levels for the Company's executives are competitively set relative to the average of other U.S. durable goods manufacturing companies of similar size. In determining salaries, the Executive Compensation Committee also takes into account individual experience, performance, and scope of responsibility, although no particular weight is given to any one factor.

    ANNUAL CASH INCENTIVE COMPENSATION. The purpose of the annual cash incentive program is to provide a direct financial incentive in the form of an annual cash bonus to executives to achieve their business units' and/or the Company's annual goals. Target bonus awards are set at a level consistent with the averages of other U.S. durable goods manufacturers, after adjusting for sales volume. In fiscal 1996, the following performance measures and weightings were generally used: Company sales growth (35%), Company return on average invested capital (35%), Company or Business Unit expense control (10%), and Company or Business Unit asset management (20%).

    STOCK INCENTIVE PLANS. The stock incentive plans are the Company's long-term incentive plans for executive officers and key managers. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock. In order to better define for executives the minimum amount of stock that should be held, the Executive Compensation Committee established in 1993 the following executive stock holding guidelines: CEO - 6 x base salary; Vice Presidents - 4 x base salary; Operating Management - 2 x base salary. Each year the Committee reviews the progress of each executive towards those goals.

    The Executive Compensation Committee annually grants a variety of stock-based awards under the Company's stock incentive plans. The amounts of the awards increase as a function of higher salary and position in the Company. The award amounts, as a percent of base salary, are reviewed and adjusted, as necessary, every three to four years to ensure their competitiveness. The last review, conducted in 1996 by an outside consultant, showed that our executive pay was below market average for similar sized companies. In reaction to this, and in keeping with the Committee's goal of more closely aligning executive pay with shareholder returns, the Committee changed the mix of the executive compensation package. Going forward, the Committee reduced cash compensation, i.e., base and bonus, and increased the size of stock option grants.

    During 1996, the following types of awards were granted. (Note that prior grants were not a factor in determining the size of these grants.)

    - Performance Shares

       Payout is based on Company performance measured by return on average invested capital and sales growth during the four-year performance period. Each of these measures is given approximately equal weight. Payout is made in the form of Company stock and cash.

    - Restricted Stock

       These grants vest 100% at the end of the restriction period.

    - Stock Options

       These options permit executives to purchase Company stock during a ten-year period at the price in effect at the beginning of that period.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Hale's fiscal 1996 base salary and incentive award were determined by the Committee in accordance with the methodology described above.

    Base Salary-- Mr. Hale's total base salary for fiscal 1996 was $415,520, with $88,388 of this being deferred, yielding $327,132 in actual salary paid (see note 1 on page 9). This total amount approximates the market average for durable goods manufacturing companies of similar size.

    Annual Incentive-- Mr. Hale's cash incentive award for fiscal 1996 was
                      $187,025. This amount was based on sales growth of 6% (vs. 13% in 1995) and a return on average invested capital of 19% (vs. 19% in 1995).

    Long-Term Performance Grants-- Mr. Hale received in 1996 a non-vested
                                  Performance Share grant equal to 39% of his total base salary, a vested Performance Share grant equal to 55% of his total base salary (in lieu of previous salary increases), a Restricted Stock grant equal to 8% of his total base salary, and a stock option grant equal to 1.4 times his total base salary.


         William A. Hodder, Chairman                             David C. Cox
              William I. Miller                               Arthur D. Collins

                Members of the Executive Compensation Committee

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "named executive officers").

                                                                            LONG-TERM COMPENSATION
                                                                    ---------------------------------------
                                                                              AWARDS
                                              ANNUAL COMPENSATION   --------------------------    PAYOUTS
                                                                     RESTRICTED                 -----------    ALL OTHER
                                              --------------------      STOCK                      LTIP         COMPEN-
NAME AND                                      SALARY(1)    BONUS     AWARD(S)(2)     OPTIONS    PAYOUTS(3)     SATION(4)
PRINCIPAL POSITION                   YEAR        ($)        ($)          ($)           (#)          ($)           ($)
---------------------------------  ---------  ---------  ---------  -------------  -----------  -----------  -------------
Roger L. Hale                           1996    327,132    187,025       31,853        26,100      308,603        18,222
President and Chief Executive           1995    327,132    201,681       31,951        37,000      218,940        21,444
Officer                                 1994    327,132    260,097       53,156             0      101,400        25,426

Janet M. Dolan                          1996    223,248     71,731       20,111        11,460       66,013        10,397
Executive Vice President                1995    182,820     76,089       17,860         6,000       37,551         9,475
                                        1994    148,814     71,294       21,728             0       23,204         9,220

Douglas R. Hoelscher                    1996    182,436     62,842       17,763         6,520       85,191        24,129
Senior Vice President                   1995    182,436     76,513       17,813         5,800       51,504        27,022
                                        1994    182,436     84,614       18,818             0       34,394        30,417

Keith D. Payden                         1996    176,856     56,180       17,228         3,080       58,120        24,763
Vice President                          1995    160,992     59,898       15,881         3,400       27,074        24,179
                                        1994    149,148     69,175       22,650             0       12,741        25,932

Richard A. Snyder                       1996    173,880     57,235       16,926         3,780       86,234        24,624
Vice President, Treasurer and           1995    173,880     65,533       16,965         5,800       51,504        26,282
Chief Financial Officer                 1994    173,880     80,646       24,008             0       33,866        30,381

------------------------

(1) Executives may elect to receive vested performance share grants in lieu of base pay increases. Payout of these grants can range from 0 to 2.33 times the grant size depending on company performance over the following four-year period. Thus, this deferral election puts a portion of base pay at risk if the company does poorly, but pays higher if the company does well. On an accumulated basis, through the end of 1996, Mr. Hale has elected to defer base pay increases totaling $88,388.

(2) The value of the Restricted Stock awards was determined by multiplying the fair market value of the Company's Common Stock on the date of grant by the number of shares awarded. As of December 31, 1996, and using the fair market value of the Company's Common Stock as of that date, the number and value of aggregate Restricted Stock award holdings were as follows: 1,370 shares ($37,675) by Mr. Hale; 865 shares ($23,788) by Ms. Dolan; 764 shares ($21,010) by Mr. Hoelscher; 741 shares ($20,378) by Mr. Payden; and 728 shares ($20,020) by Mr. Snyder. These shares of Restricted Stock have a two-year vesting period, from respective dates of issuance. Dividends are paid on Restricted Stock awards at the same time and rate as paid to all shareholders.

(3) Amounts represent the dollar value of Performance Shares paid out in each fiscal year. Performance Shares were paid in Common Stock on a share-for-share basis with respect to a minimum of 50% of the Performance Shares earned (valued, for this purpose, as of December 31 of the respective years of payment), and the balance was paid in cash. The Tennant Company 1992 Stock Incentive Plan allows participants to defer receipt of payments of Performance Shares. Participants who elect such a deferral are eventually paid entirely in Common Stock and will also receive supplemental shares in amounts that roughly approximate dividends that were not received as a result of the deferral. Payments thus deferred are reported in the table for the year in which they would have been paid but for such deferral election.

(4) Amounts represent payments under the Company's Profit Sharing and Employee Stock Ownership Plan and the Company's Excess Benefit Plan as follows: (a) Profit Sharing Contributions (up to 5% of certified earnings, the first 2% of which are contributed to participants' accounts through the allocation of Company Common Stock from the unallocated ESOP reserve, with the remainder (if any) of such contributions paid to the participants in cash) were paid as follows for 1994, 1995, and 1996, respectively: $12,100.87, $6,464.78, and $3,535.24 to Mr. Hale; $6,411.24, $4,696.37, and $3,307.07 to Ms. Dolan;
    $7,138.74, $4,696.63, and $3,255.33 to Mr. Hoelscher; $6,383.57, $4,447.27,
    and $3,242.59 to Mr. Payden; and $6,944.64, $4,568.24, and $3,240.59 to Mr.
    Snyder; (b) employer Matching Contributions relating to employee Individual Shelter Contributions (Internal Revenue Code Section 401(k) contributions) were paid as follows for 1994, 1995, and 1996, respectively, through the allocation of Company Common Stock from the unallocated ESOP reserve:
    $3,234.00, $3,234.00, and $2,100.00 to Mr. Hale; $1,405.89, $2,319.90, and
    $2,100.00 to Ms. Dolan; $1,094.62, $1,386.00, and $900.00 to Mr. Hoelscher;
    $1,959.84, $2,454.28, and $2,100.00 to Mr. Payden; and $2,434.32, $2,741.46,
    and $2,100.00 to Mr. Snyder; (c) Profit Related Retirement Contributions were paid as follows for 1994, 1995, and 1996, respectively: $11,145.00, $10,770.00, and $10,650.00 to Mr. Hoelscher; $11,145.00, $10,770.00, and
    $10,650.00 to Mr. Payden; and $11,145.00, $10,770.00, and $10,650.00 to Mr.
    Snyder; and (d) Excess Benefit Plan payments were made as follows for 1994, 1995, and 1996, respectively: $10,090.43, $11,745.63, and $12,586.53 to Mr.
    Hale; $1,402.17, $2,458.45, and $4,990.29 to Ms. Dolan; $10,037.80,
    $10,169.17, and $9,324.03 to Mr. Hoelscher; $6,442.85, $6,507.70, and
    $8,770.83 to Mr. Payden; and $9,856.76, $8,202.60, and $8,633.20 to Mr.
    Snyder.

STOCK OPTION AWARDS IN LAST FISCAL YEAR

    The following table summarizes Stock Option awards made during the last fiscal year under the Tennant Company 1995 Stock Incentive Plan (the "Plan") for the named executive officers.

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                         ANNUAL RATES OF
                                                               % OF TOTAL                                  STOCK PRICE
                                                                 OPTIONS                               APPRECIATION FOR THE
                                                               GRANTED TO                                  OPTION TERM
                                                   OPTIONS      EMPLOYEES     EXERCISE                 --------------------
                                                   GRANTED    DURING FISCAL     PRICE     EXPIRATION     5%(3)     10%(3)
NAME                                               (#)(1)         YEAR        ($/SH)(2)      DATE         ($)        ($)
-----------------------------------------------  -----------  -------------  -----------  -----------  ---------  ---------
Roger L. Hale..................................      26,100          31.7         22.75      2/21/06     373,422    946,324
Janet M. Dolan.................................       6,460           7.8         22.75      2/21/06      92,425    234,224
                                                      5,000           6.1         22.00      8/26/06      69,178    175,312
Douglas R. Hoelscher...........................       6,520           7.9         22.75      2/21/06      93,284    236,400
Keith D. Payden................................       3,080           3.7         22.75      2/21/06      44,067    111,674
Richard A. Snyder..............................       3,780           4.6         22.75      2/21/06      54,082    137,054

------------------------

(1) All such options granted under the Plan are non-qualified options, and are exercisable 25% per year, on a cumulative basis, beginning one year after the date of the grant. Such options become immediately exercisable, however, upon (a) death, disability, or retirement of the holder, or (b) a change of control (defined as certain changes in the Company's Board of Directors, certain concentrations of voting power, certain mergers, sales of corporate assets, statutory share exchanges or similar transactions, or liquidation or dissolution of the Company). The holder is permitted to pay the exercise price and withholding taxes due upon exercise with either cash, shares of Common Stock, a reduction in the number of shares delivered to the holder, or a combination of these alternatives.

(2) The exercise price of such options is not less than the Fair Market Value (as defined in the Plan) of a share of Common Stock at the time of grant.

(3) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore are not intended to represent either historical appreciation or anticipated future appreciation of the Company's Common Stock price.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES(1)

                                                                             NUMBER OF SECURITIES
                                                                            UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-
                                                                         OPTIONS AT FISCAL YEAR- END      THE-MONEY OPTIONS AT
                                      SHARES ACQUIRED                                (#)                 FISCAL YEAR-END ($)(2)
                                        ON EXERCISE     VALUE REALIZED   ----------------------------  --------------------------
NAME                                        (#)               ($)         EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------  -----------------  ---------------  -------------  -------------  -----------  -------------
Roger L. Hale......................              0                 0           9,200         53,900        35,075        229,963
Janet M. Dolan.....................              0                 0           1,500         15,960         5,719         75,341
Douglas R. Hoelscher...............              0                 0           1,400         10,920         5,338         47,745
Keith D. Payden....................              0                 0             800          5,680         3,050         24,543
Richard A. Snyder..................              0                 0           1,400          8,180         5,338         34,730

------------------------

(1) Last fiscal year ended December 31, 1996.

(2) Market value of underlying securities at fiscal year-end minus the exercise price.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The following table summarizes Performance Share awards made during the last fiscal year under the Tennant Company 1992 or 1995 Stock Incentive Plan for the named executive officers.

                                                  NUMBER OF                          ESTIMATED FUTURE PAYOUTS UNDER
                                                SHARES, UNITS   PERFORMANCE OR       NON-STOCK PRICE-BASED PLANS(1)
                                                  OR OTHER       OTHER PERIOD    --------------------------------------
                                                   RIGHTS      UNTIL MATURATION     THRESHOLD      TARGET     MAXIMUM
NAME                                                 (#)          OR PAYOUT            ($)           ($)        ($)
----------------------------------------------  -------------  ----------------  ---------------  ---------  ----------
Roger L. Hale.................................       16,476          4 years                0       634,316   1,055,698
Janet M. Dolan................................        3,854          4 years                0       148,363     246,950
Douglas R. Hoelscher..........................        5,970          4 years                0       229,846     382,525
Keith D. Payden...............................        2,321          4 years                0        89,375     148,720
Richard A. Snyder.............................        6,469          4 years                0       249,068     414,508

------------------------

(1) Payout of Performance Share awards is based on Company performance during a four-year performance period. Payout can range from 0% to 233% of the performance grant, which represents the threshold and maximum payouts, respectively. Payout of 140% of the performance grant represents the target payout. Awards are payable in Common Stock of the Company on a share-for-share basis with respect to 50% of the Performance Shares earned and in cash with respect to 50% of the Performance Shares earned, unless the participant elects in advance to receive a greater portion in stock. The value of the estimated future payouts was determined using the market value of the Company's Common Stock on December 31, 1996.

    The Executive Compensation Committee may provide at the time Performance Share awards are made that all or a portion of the Performance Shares awarded will be "Vested Performance Shares." Such Vested Performance Shares will be earned upon termination of the participant's employment prior to the end of the performance period, whether such termination of employment occurs by reason of retirement, death, disability, or otherwise. Of the total Performance Shares set forth in the table, the following number of Performance Shares are Vested Performance Shares: Mr. Hale, 9,625; Ms. Dolan, 1,258; Mr. Hoelscher, 3,678; Mr. Payden, 617; and Mr. Snyder, 4,794.

MANAGEMENT AGREEMENTS

    The Company is a party to management agreements (the "Agreements") with certain of the executive officers of the Company. The purpose of each of the Agreements is to encourage the executive (a) to continue to carry out his or her duties in the event of the possibility of a change in control of the Company, and (b) to remain in the service of the Company in order to facilitate an orderly transition in the event of an actual change in control of the Company.

    Under the terms of each of the Agreements, if, between the occurrence of a change in control of the Company and the three-year anniversary date of such occurrence, an executive's employment is involuntarily terminated (for any reason other than death, disability, or for cause), the executive will be entitled to receive severance compensation. If an executive resigns after certain changes in the executive's duties, compensation, benefits or work location, the executive shall be deemed to have been involuntarily terminated. Severance compensation is payable also if the termination occurs before the change of control but after steps to change control have been taken. Severance compensation consists of three times the executive's average annual taxable compensation during the five taxable years preceding the change in control plus the continuation of certain insurance benefits, minus $1.00, subject to reduction for payments under employee benefit plans of the Company contingent upon a change in control of the Company and for the amount of any other severance compensation paid by the Company to the executive under any other agreement of the Company providing compensation in the event of involuntary termination. As of the date of this Proxy Statement, the total severance compensation for Mr. Hale would be $1,878,536; Ms. Dolan, $676,211; Mr. Hoelscher, $830,669; Mr. Payden, $604,034; and Mr. Snyder, $802,790. The Company also will reimburse an executive for legal fees and expenses incurred in resolving disputes under the Agreement.

TENNANT COMPANY DEFINED BENEFIT RETIREMENT PLAN

    The Tennant Company Defined Benefit Retirement Plan provides fixed retirement benefits for certain employees of the Company. Based upon certain assumptions, including continuation of the Retirement Plan as of January 1, 1997, without amendment, the following table shows the annual retirement benefits (including the additional retirement benefits described in the second sentence under "Tennant Company Excess Benefit Plan" below) which would be payable as a straight life annuity commencing at age 65 to persons at various salary levels after specified years of service.

                                                                         YEARS OF CREDIT SERVICE
ANNUAL                                                  ---------------------------------------------------------
COMPENSATION                                               10          15          20          25          30
------------------------------------------------------  ---------  ----------  ----------  ----------  ----------
$50,000...............................................  $   5,321  $    7,981  $   10,641  $   13,302  $   15,962
100,000...............................................     12,321      18,481      24,641      30,802      36,962
150,000...............................................     19,321      28,981      38,641      48,302      57,962
200,000...............................................     26,321      39,481      52,641      65,802      78,962
250,000...............................................     33,321      49,981      66,641      83,302      99,962
300,000...............................................     40,321      60,481      80,641     100,802     120,962
350,000...............................................     47,321      70,981      94,641     118,302     141,962
400,000...............................................     54,321      81,481     108,641     135,802     162,962
450,000...............................................     61,321      91,981     122,641     153,302     183,962
500,000...............................................     68,321     102,481     136,641     170,802     204,962
550,000...............................................     75,321     112,981     150,641     188,302     225,962
600,000...............................................     82,321     123,481     164,641     205,802     246,962

    Under the Retirement Plan, benefits are payable based upon a percentage of a participant's final average pay excluding bonus, overtime or other special forms of remuneration. Currently under ERISA, as amended, the maximum annual amount that can be paid during 1997 to any individual is $125,000. Amounts in excess of that maximum as well as amounts based on compensation that is excluded from the Plan formula by ERISA or the terms of the Plan are covered under the Tennant Company Excess Benefit Plan. The years of credited service under the Retirement Plan for the named executive officers are: Mr. Hale 15 years and Ms. Dolan 11 years. Were Mr. Hale or Ms. Dolan to retire currently, the final average pay used by the Plan to determine benefits payable pursuant to the above table as of December 31, 1996 would be $499,944 for Mr. Hale and $212,514 for Ms. Dolan.

    The figures above are not subject to deductions for Social Security or other offset amounts.

TENNANT COMPANY EXCESS BENEFIT PLAN

    An Excess Benefit Plan provides additional retirement benefits for highly compensated employees participating in the Tennant Company Profit Sharing and Employee Stock Ownership Plan or the Retirement Plan. Employees participating in the Excess Benefit Plan will receive a retirement benefit equal to the additional benefits which would have been provided under the Retirement Plan if
(a) the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code were not applicable, and (b) management bonuses were included in certified earnings for the year in which they were earned, and (c) deferred salary increases were included in certified earnings for the plan year in which such amounts would have been paid in the absence of the deferral. Employees participating in the Excess Benefit Plan also receive cash payments of amounts which would have been contributed by the Company to the Tennant Company Profit Sharing and Employee Stock Ownership Plan as Profit Related Retirement Contributions or Matching Contributions if various limitations imposed by the Internal Revenue Code were not applicable.

                         COMPARATIVE STOCK PERFORMANCE

    The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return over the same period on the following indexes:

    - Overall Stock Market Performance (Media General Composite Index)

    - Industry Index (Media General Industry Group Index 28 - Heavy Machinery)

    This assumes an investment of $100 in the Company's Common Stock, the Media General Composite Index and the Media General Industry Index on December 31, 1991, with reinvestment of all dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                     [GRAPH]

ASSUMES $100 INVESTED ON DECEMBER 31, 1991, WITH DIVIDENDS REINVESTED.

                                                         12/31/91     12/31/92     12/31/93     12/31/94     12/31/95     12/31/96
                                                        -----------  -----------  -----------  -----------  -----------  -----------
Tennant Company.......................................      100.00       122.44       138.09       146.02       148.45       175.87
Overall Stock Market Performance Index (Media
  General)............................................      100.00       104.00       119.39       118.39       153.50       185.38
Industry Index (Media General)........................      100.00       102.68       140.56       145.74       169.02       198.16

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Directors and executive officers are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all
Section 16(a) filing requirements were met for the year ended December 31, 1996.

                NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN SUMMARY

    Effective January 1, 1997, the Board of Directors of the Company approved, subject to shareholder approval, the Tennant Company Non-Employee Director Stock Option Plan (the "Plan"). Options may be granted pursuant to the Plan prior to approval by the shareholders of the Company; but if the Plan is not approved by the shareholders of the Company no later than May 31, 1997, any awards granted under the Plan will be null and void.

    The full text of the Plan is contained in Appendix A to this Proxy Statement. Reference is made to such appendix for a complete statement of the terms of the Plan. The following summary description of the Plan is qualified by reference to the Plan.

PURPOSE

    The purpose of the Plan is to promote the interests of the Company and its shareholders by providing non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company. The Plan provides for the granting of stock options that are not incentive stock options and do not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

    The Plan is administered by the Company's Board of Directors (the "Board"). Subject to the provisions of the Plan, the Board may from time to time establish such rules for the administration of the Plan as it deems appropriate and may fix any other terms and conditions for the grant or exercise of any option under the Plan. The decision of the Board on any matter affecting the Plan or the rights and obligations arising under the Plan or any option granted thereunder shall be final, conclusive, and binding upon all persons, including the Company, shareholders, and optionees. No member of the Board will be liable for any action or determination taken or made in good faith with respect to the Plan or any option granted thereunder, and the members of the Board shall be entitled to indemnification by the Company against and from any loss incurred by such members by reason of any such action or determination.

SHARES AVAILABLE

    Not more than 150,000 shares of Common Stock of the Company may be made subject to options granted under the Plan (subject to adjustment, at the discretion of the Board, in the event of a merger, reorganization or other relevant change). If an option lapses or terminates before such option has been completely exercised, the shares covered by the unexercised portion of such option may again be made subject to options granted under the Plan. Shares issued upon exercise of options granted under the Plan will be authorized but unissued shares of Common Stock of the Company.

ELIGIBLE PARTICIPANTS

    Options may be granted under the Plan to any director of the Company who is not an employee of the Company or any parent or subsidiary of the Company (a "non-employee director"). For purposes of the Plan, the terms "employed," "employment," and similar terms (except "employee") include the providing of services as a director. There are currently seven non-employee directors who are eligible to participate in the Plan.

WRITTEN AGREEMENTS

    Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Board may from time to time determine.

TERM OF PLAN

    The Plan shall remain in effect until all shares subject to the Plan are distributed or the Plan is terminated by the Board.

STOCK OPTIONS

    DISCRETIONARY GRANTS. The Board may grant to non-employee directors options to purchase such number of shares of Common Stock of the Company on such terms and conditions as the Board may determine. In determining the non-employee directors to whom options shall be granted and the number of shares to be covered by each option, the Board may take into account the nature of the services rendered by the respective non-employee directors, their present and potential contributions to the success of the Company, and such other factors as the Board in its sole discretion may deem relevant. The maximum number of shares subject to options that may be granted to any one non-employee director under the Plan in any fiscal year of the Company (including discretionary grants and scheduled grants discussed in the following paragraph) shall not exceed 10,000 shares (subject to adjustment, at the discretion of the Board, in the event of a merger, reorganization or other relevant change).

    SCHEDULED GRANTS. Pursuant to the Plan, on January 1, 1997, the Company granted to each non-employee director who was then serving in such capacity an option to purchase 1,000 shares, at a purchase price of $27.50 per share and with a term of ten years. On the day following each annual meeting of the shareholders of the Company (commencing with the annual meeting to be held in 1997 and to which this Proxy Statement relates), the Company will grant to each then incumbent non-employee director an option to purchase 2,000 shares. A non-employee director who is elected or appointed to the Board on a date other than the date of an annual meeting of shareholders will be granted an option to purchase a number of shares equal to the product (rounded up to the next 100 shares) obtained by multiplying 2,000 by a fraction (x) the numerator of which is the number of days from the date such non-employee director is first elected or appointed to the Board to the date of the next scheduled annual meeting of shareholders and (y) the denominator of which is 365. Subject to the limitation described in the preceding paragraph as to the maximum annual aggregate grant to any one individual, the Board may increase or decrease the number of shares to be granted to non-employee directors pursuant to scheduled grants.

    PURCHASE PRICE. The purchase price of each share subject to an option shall be 100% of the Fair Market Value (as defined in the Plan) of a share on the date of grant. The purchase price of the shares with respect to which an option is exercised must be paid in full in cash or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered shares of Common Stock of the Company, by a reduction in the number of shares delivered upon exercise of the option, or by a combination of cash and such shares; provided that no person will be permitted to pay any portion of the purchase price with shares if the Board, in its sole discretion, determines that payment in such manner is undesirable. On March 10, 1997, the closing sale price of a share of Common Stock of the Company on the NASDAQ National Market System was $28.75.

    NON-TRANSFERABILITY. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under the Plan, and no option granted under the Plan is assignable or transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined in the Code; provided that the Board may in any option agreement or by an amendment to an outstanding option agreement permit an optionee to transfer, without consideration, a stock option to a member or members of his or her immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any option held by any such transferee continues to be subject to the same terms and conditions that were applicable to such option immediately prior to its transfer, and the option may be exercised by such transferee only as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement.

    VESTING. Each option agreement relating to a discretionary option grant shall specify when such option shall be exercisable. Each option that is granted pursuant to a scheduled option grant shall become exercisable cumulatively as to 25% of the shares subject thereto on the date of each of the first through the fourth annual meetings of shareholders of the Company following the date of grant thereof or, with respect to options granted on any date other than the day following an annual meeting of shareholders, on each of the first through the fourth anniversaries of the date of grant. Notwithstanding, the provisions of any option agreement, the Board may, in its sole discretion, declare at any time that any option granted under the Plan shall be immediately exercisable. In the event that an optionee ceases to be employed as a non-employee director of the Company by reason of (i) death, (ii) disability preventing continued service,
(iii) retirement from the Board in accordance with the policy of the

Company, if any, on retirement of non-employee directors then in effect, (iv) termination of service as a non-employee director by reason of (a) resignation at the request of the Board (other than for gross misconduct, as determined by the Board), (b) the director's failure to have been nominated for re-election to the Board (unless such failure results from the non-employee director's unwillingness to continue to service) or (c) the non-employee director's failure to have been re-elected by the shareholders of the Company), or (v) the director's removal by the shareholders of the Company, then any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the optionee shall have been continuously employed by the Company between the date such option was granted and the date of such termination of service, and such option shall continue to be exercisable for five years after termination of such optionee's employment. If an optionee's employment terminates in any manner other than as provided for in the preceding sentence, any option granted to such optionee shall terminate immediately upon such termination of employment. Upon the occurrence of a change in control of the Company (as defined in the Plan), then each option granted under the Plan and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full. In the event of a "paragraph 11 declaration" (discussed below), each option that has not previously been exercised in full, expired or been canceled shall immediately become exercisable in full. Notwithstanding the foregoing, no option granted under the Plan may be exercised before the Plan is approved by the shareholders of the Company and a registration statement covering the shares of Common Stock of the Company for which the option may be exercised has become effective under the Securities Act of 1933, as amended.

    TERMINATION OF OPTIONS. Each option granted under the Plan shall expire and all rights to purchase shares thereunder shall terminate ten years after the date such option is granted or on such date prior thereto as may be fixed by the Board on or before the date such option is granted. During the lifetime of an optionee, an option granted to such optionee may be exercised only while the optionee is employed by the Company, and only if such optionee has been continuously so employed since the date the option was granted, except that: (i) as described in the preceding paragraph relating to vesting, an option shall continue to be exercisable for five years after termination of an optionee's employment if such employment is terminated in certain manners; and (ii) as to any optionee whose termination of employment occurs following a paragraph 11 declaration, an option may be exercised at any time permitted by such declaration. Any option that is not exercised within the periods provided in the preceding sentence shall terminate; provided that the Board has the power to extend such periods. In the event of a change in control of the Company, then, under certain circumstances as set forth in the Plan, the Board, in its sole discretion and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be canceled as of the effective date of any such change in control and that the holder or holders of such canceled options shall receive certain cash payments; and options granted pursuant to the Plan as to which such determination is made shall expire as of the effective date of such change in control. In the event of a paragraph 11 declaration (described below), each outstanding option, whether or not exercisable, shall be canceled at the time of the occurrence of the event giving rise to the paragraph 11 declaration.

    PARAGRAPH 11 DECLARATION. In the event of (a) the proposed dissolution or liquidation of the Company, (b) a proposed sale of substantially all of the assets of the Company, or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is a surviving corporation, or a proposed statutory share exchange with any other entity, the Board may, but shall not be obligated to, either (i) in the event of a merger, consolidation, or statutory share exchange, make appropriate provision for the protection of outstanding options granted under the Plan by the substitution, in lieu of such options, of options to purchase appropriate voting Common Stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation (or the parent corporation of the Company or such surviving corporation, if appropriate) or by the delivery of shares of Survivor's Stock as provided in the Plan or (ii) declare pursuant to paragraph 11 of the Plan (a "paragraph 11 declaration") that each outstanding option, whether or not then exercisable, shall be canceled at the time of the event giving rise of the paragraph 11 declaration (unless it shall have been exercised prior to the occurrence of such event). In connection with any paragraph 11 declaration, the Board may, but shall not be obligated to, cause a cash payment to be made in exchange for each canceled option in an amount provided in the Plan. In the event of a paragraph 11 declaration, each outstanding option granted under the Plan that shall not have been exercised prior to the event giving rise to such paragraph 11 declaration shall be canceled at the time of such event.

    ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or the shares of the Company, the Board (or the Board of Directors of the Company surviving any such transaction) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

AMENDMENT AND DISCONTINUANCE OF PLAN

    The Board may at any time suspend or discontinue the Plan; provided that no amendment may, without the consent of the holder of an option, alter or impair an option previously granted under the Plan. To the extent necessary to comply with applicable provisions of the Code, any such amendments to the Plan may be made subject to approval by the shareholders of the Company.

FEDERAL TAX CONSIDERATIONS

    No taxable income to an optionee will be realized, and the Company will not be entitled to any related deduction, at the time any option is granted under the Plan. Generally, at the time shares are issued pursuant to the exercise of a stock option, the optionee will realize ordinary income equal to the excess of the Fair Market Value of the stock on the date of exercise over the option price. The Company will be entitled to a deduction at the same time and in the same amount as the optionee is considered to have realized ordinary income as a result of exercise of a stock option. Upon disposition of the shares, any additional gain or loss realized by the optionee will be taxed as a capital gain or loss. The Company will not be entitled to a deduction with respect to the disposition of shares by an optionee.

VOTING REQUIREMENTS AND RECOMMENDATION

    The affirmative vote of holders of at least a majority of the outstanding shares of Common Stock of the Company entitled to vote and represented at the meeting is required for approval of the Plan. Proxies solicited by the Board of Directors will be voted for approval of the Plan, unless shareholders specify otherwise in their Proxies.

    For this purpose, a shareholder voting through a Proxy who abstains with respect to approval of the Plan is considered to be present and entitled to vote on the approval of the Plan at the Annual Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the approval of the Plan shall not be considered present and entitled to vote on the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                            APPOINTMENT OF AUDITORS

    At the meeting, a vote will be taken on a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997. KPMG Peat Marwick LLP are independent accountants and auditors who have audited the accounts of the Company annually since 1954. The Company has been advised that a representative of the firm will attend the shareholders' meeting. The representative will be available to respond to appropriate questions and will be given the opportunity to make a statement if the firm desires to do so.

                             SHAREHOLDER PROPOSALS

    Any shareholder proposal intended to be presented at the next Annual Meeting should be sent to the Secretary of the Company at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440, and must be received on or before November 24, 1997, to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                 OTHER MATTERS

    So far as the management is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the same in accordance with their judgment on such other matters.

                                          By Order of the Board of Directors

                                          Bruce J. Borgerding, SECRETARY

March 25, 1997

                                                                      APPENDIX A

                                TENNANT COMPANY
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    1. PURPOSE. The purpose of this Non-Employee Director Stock Option Plan (the "Plan") is to promote the interests of Tennant Company, a Minnesota corporation (the "Company"), and its shareholders by providing non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company and thereby provide an additional incentive to put forth maximum effort for the continued success and growth of the Company. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining non-employee directors of outstanding ability.

    2.  ADMINISTRATION.

        (a) GENERAL. This Plan shall be administered by a the Company's Board of Directors (the "Board"). The Board shall have the power, subject to the limitations contained in this Plan, to fix any terms and conditions for the grant or exercise of any award under this Plan. Subject to the provisions of this Plan, the Board may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Board on any matter affecting this Plan or the rights and obligations arising under this Plan or any award granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders and optionees.

        (b) INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Board shall be liable for any action or determination taken or made in good faith with respect to this Plan or any award granted hereunder and (ii) the members of the Board shall be entitled to indemnification by the Company against and from any loss incurred by such member or person by reason of any such actions and determinations.

    3. SHARES. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock of the Company, par value $.375 per share ("Shares," and each individually a "Share"), and they shall not exceed 150,000 Shares in the aggregate, subject to adjustment as provided in paragraph 12, below, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan.

    4. ELIGIBLE PARTICIPANTS. Stock options may be granted under this Plan to any director of the Company who is not an employee of the Company or any parent or subsidiary thereof (a "non-employee director"). References herein to "employed," "employment" and similar terms (except "employee") shall refer to the providing of services as a director.

    5.  TERMS AND CONDITIONS OF DIRECTOR OPTIONS.

        (a) DISCRETIONARY GRANTS. Subject to the terms and conditions of this Plan, the Board may, from time to time during the term of this Plan, grant to any non-employee director options to purchase such number of Shares of the Company on such terms and conditions as the Board may determine. In determining the non-employee directors to whom options shall be granted and the number of Shares to be covered by each option, the Board may take into account the nature of the services rendered by the respective non-employee directors, their present and potential contributions to the success of the Company, and such other factors as the Board in its sole discretion may deem relevant. The date and time of approval by the Board of the granting of an option shall be considered the date and the time of the grant of such option. The maximum number of Shares subject to options that may be granted to any one non-employee director under the Plan in any fiscal year of the Company (including options granted under subparagraph 5(b)) may not exceed 10,000 Shares (subject to adjustment pursuant to paragraph 12 hereof).

        (b) SCHEDULED GRANTS. Effective January 1, 1997, the Company shall grant to each non-employee director who is serving in such capacity on January 1, 1997, an option to purchase 1,000 Shares. On the day following each annual meeting of the shareholders of the Company (commencing with the annual meeting to be held in 1997), the Company shall grant to each then incumbent non-employee director an option to purchase 2,000 Shares. With respect to any non-employee director who is elected or appointed to the Board on a date other than the date of an annual meeting of shareholders, the Company shall grant to such non-employee director on the day following his or her first being so elected or appointed to the Board an option to purchase a number of shares equal to the product (rounded up to the next 100 shares) obtained by multiplying 2,000 by a fraction
             (x) the numerator of which is the number of days from the date such non-employee director is first elected or appointed to the Board to the date of the next scheduled annual meeting of shareholders and
             (y) the denominator of which is 365. Subject to the limitation contained in subparagraph 5(a) as to the maximum annual aggregate grant to any one individual, the Board may increase or decrease the number of shares to be granted to non-employee directors on any date pursuant to this said paragraph 5(b).

        (c) PURCHASE PRICE. The purchase price of each Share subject to an option granted pursuant to this paragraph 5 shall be 100% of the Fair Market Value of a Share on the date of grant.

        (d) VESTING. With respect to any option granted under subparagraph 5(a), the option agreement provided for in paragraph 6 relating to such option shall specify when such option shall become exercisable. With respect to any option granted under subparagraph 5(b), such option shall become exercisable cumulatively as to 25% of the shares subject thereto on the date of each of the first through the fourth annual meetings of shareholders of the Company following the date of grant thereof or, with respect to options granted on any date other than the day following an annual meeting of shareholders, on each of the first through the fourth anniversaries of the date of grant. Notwithstanding the foregoing or the provisions of any option agreement, the Board may, in its sole discretion, declare at any time that any option granted under this Plan shall be immediately exercisable.

        (e) TERMINATION. Each option granted pursuant to this paragraph 5 shall expire, and all rights to purchase Shares thereunder shall terminate, on the earliest of:

             (i) ten years after the date such option is granted or on such date prior thereto as may be fixed by the Board on or before the date such option is granted;

             (ii) the expiration of the period after the termination of the optionee's service as a non-employee director within which the option is exercisable as specified in paragraph 9(b) (provided that the Board may, in any option agreement provided for in paragraph 6 or by Board action with respect to any outstanding option, extend the periods specified in paragraph 9(b)); or

             (iii) the date, if any, fixed for cancellation pursuant to paragraph 10(c) or 11 below.

    6. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Board may from time to time determine.

    7. FAIR MARKET VALUE. For purposes of this Plan, the "Fair Market Value" of a Share at a specified date shall, unless otherwise expressly provided in this Plan, mean the closing sale price of a Share on the date immediately preceding such date or, if no sale of Shares shall have occurred on that date, on the next preceding day on which a sale of Shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if Shares are not quoted on the Composite Tape for New York Stock Exchange listed shares, on the NASDAQ National Market or any similar system then in use or, if Shares are not included in the NASDAQ National Market or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of a Share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the NASDAQ SmallCap Market or any similar system then in use, provided that if the Shares in question are not quoted on any such system, Fair Market Value shall be what the Board determines in good faith to be 100% of the market value of a Share as of the date in question. Notwithstanding anything stated in this paragraph 7, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

    8. MANNER OF EXERCISE OF OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Vice President, Personnel Resources, of written notice of exercise, specifying the number of Shares with respect to which the option is being exercised. The purchase price of the Shares with respect to which an option is being exercised shall be payable in full at the time of exercise, provided that, to the extent permitted by law, the holder of an option may simultaneously exercise an option and sell all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from such sale to pay the purchase price of such Shares. The purchase price of each Share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) or, at the discretion of the person exercising the option, by delivery to the Company of unencumbered Shares, by a reduction in the number of Shares delivered upon exercise of the option, or by a combination of cash and such Shares (in each case such Shares having an aggregate Fair Market Value on the date of exercise equal to the amount of the purchase price being paid through such delivery or reduction of Shares); provided, however, that no person shall be permitted to pay any portion of the purchase price with Shares if the Board, in its sole discretion, determines that payment in such manner is undesirable. The granting of an option to a person shall give such person no rights as a shareholder except as to Shares issued to such person.

    9.  TRANSFERABILITY AND TERMINATION OF EMPLOYMENT.

        (a) TRANSFERABILITY. During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan, and no option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder; provided, however, that any optionee may transfer a non-statutory stock option granted under this Plan to a member or members of his or her immediate family (i.e., his or her children, grandchildren and spouse) or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if (i) the option agreement with respect to such options expressly so provides either at the time of initial grant or by amendment to an outstanding option agreement and (ii) the optionee does not receive any consideration for the transfer. Any options held by any such transferee shall continue to be subject to the same terms and conditions that were applicable to such options immediately prior to their transfer and may be exercised by such transferee only as and to the extent that such option has become exercisable and has not terminated in accordance with the provisions of the Plan and the applicable option agreement. For purposes of any provision of this Plan relating to notice to an optionee or to vesting or termination of an option upon the death, disability or termination of employment of an optionee, the references to "optionee" shall mean the original grantee of an option and not any transferee.

        (b) TERMINATION OF EMPLOYMENT. In the event that an optionee ceases to be employed as a non-employee director by reason of

            (i) death,

            (ii) disability preventing continued service,

           (iii) retirement from the Board in accordance with the policy of the Company, if any, on retirement of non-employee directors then in effect, or

            (iv) termination of service as a non-employee director by reason of
                 (x) resignation at the request of the Board (other than for gross misconduct, as determined by the Board) (y) the director's failure to have been nominated for re-election to the Board (unless such failure results from the non-employee director's unwillingness to continue to serve) or to have been re-elected by the shareholders of the Company, or

            (v) the director's removal by the shareholders of the Company then any option granted to such optionee that was not previously exercisable shall become immediately exercisable in full if the optionee shall have been continuously employed by the

             Company or a parent or subsidiary thereof between the date such option was granted and the date of such termination of service and such option shall continue to be exercisable for five years after termination of such optionee's employment. If an optionee's employment terminates in any manner other than as provided for in the preceding sentence, any option granted to such optionee shall terminate immediately upon such termination of employment.

        (c) RIGHT TO TERMINATE EMPLOYMENT. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any optionee any right to continued employment by the Company or limit in any way the right of the Company to terminate such optionee's employment at any time.

        (d) EXPIRATION DATE. In no event shall any option be exercisable at any time after the time it shall have expired in accordance with paragraph 5(e) of this Plan. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

    10.  CHANGE IN CONTROL.

        (a) For purposes of this Plan, a "Change in Control" of the Company shall be deemed to occur if any of the following occur:

            (i) Any "person" (as such term is used in Sections 13(d) and 14(d)
                of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires or becomes a "beneficial owner" (as defined in Rule 13d-3 or any successor rule under the Exchange
                Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors ("Voting Securities"), provided, however, that the following shall not constitute a Change in Control pursuant to this paragraph (a)(1):

               (A) any acquisition or beneficial ownership by the Company or a
                   Subsidiary;

               (B) any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its Subsidiaries;

               (C) any acquisition or beneficial ownership by any corporation with respect to which, immediately following such acquisition, more than 70% of both the combined voting power of the Company's then outstanding Voting Securities and the Shares of the Company is then beneficially owned, directly or indirectly, by all or substantially all of the persons who beneficially owned Voting Securities and Shares of the Company immediately prior to such acquisition in substantially the same proportions as their ownership of such Voting Securities and Shares, as the case may be, immediately prior to such acquisition;

            (ii) A majority of the members of the Board of Directors of the
                 Company shall not be Continuing Directors. "Continuing Directors" shall mean: (A) individuals who, on the date hereof, are directors of the Company, (B) individuals elected as directors of the Company subsequent to the date hereof for whose election proxies shall have been solicited by the Board of Directors of the Company or (C) any individual elected or appointed by the Board of Directors of the Company to fill vacancies on the Board of Directors of the Company caused by death or resignation (but not by removal) or to fill newly-created directorships;

           (iii) Approval by the shareholders of the Company of a reorganization, merger, or consolidation of the Company or a statutory exchange of outstanding Voting Securities of the Company, unless immediately following such reorganization, merger, consolidation, or exchange, all or substantially all of the persons who were the beneficial owners, respectively, of Voting Securities and Shares of the Company immediately prior to such reorganization, merger, consolidation, or exchange beneficially own, directly or indirectly, more than 70% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors and the then outstanding shares of common stock, as the case may be, of the corporation resulting from such reorganization, merger, consolidation, or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation, or exchange, of the Voting Securities and Stock of the Company, as the case may be; or

            (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company or (y) the sale or other disposition of all or substantially all of the assets of the Company (in one or a series of transactions), other than to a corporation with respect to which, immediately following such sale or other disposition, more than 70% of, respectively, the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and the then outstanding shares of common stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Securities and Shares of the Company immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the Voting Securities and Shares of the Company, as the case may be.

        (b) ACCELERATION OF VESTING. Notwithstanding anything in subparagraph 5(d) above to the contrary, if a Change of Control of the Company shall occur, then, without any action by the Board, each option granted under this Plan and not already exercised in full or otherwise terminated, expired or canceled shall become immediately exercisable in full.

        (c) CASH PAYMENT. If a Change in Control of the Company shall occur, then, so long as a majority of the members of the Board are Continuing Directors, the Board, in its sole discretion, and without the consent of the holder of any option affected thereby, may determine that some or all outstanding options shall be canceled as of the effective date of any such Change in Control and that the holder or holders of such canceled options shall receive, with respect to some or all of the Common Shares subject to such options, as of the date of such cancellation, cash in an amount, for each Share subject to an option, equal to the excess of the per Share Fair Market Value of such Shares immediately prior to such Change in Control of the Company over the exercise price per Share of such options.

        (d) LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in subparagraph 10(b) or 10(c) above or paragraph 11 below to the contrary, if, with respect to an optionee, the acceleration of the exercisability of an option or the payment of cash in exchange for all or part of an option as provided in subparagraph 10(b) or 10(c) above or paragraph 11 (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the
             Code), together with any other payments which such optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then such acceleration of exercisability and payments pursuant to subparagraph 10(b) or 10(c) above or paragraph 11 shall be reduced to the largest amount as, in the sole judgment of the Board, will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

    11. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) the proposed dissolution or liquidation of the Company; (b) a proposed sale of substantially all of the assets of the Company; or (c) a proposed merger, consolidation of the Company with or into any other entity, regardless of whether the Company is the surviving corporation, or a proposed statutory share exchange with any other entity (the actual effective date of the dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event"), the Board may, but shall not be obligated to, either (i) if the Event is a merger, consolidation or statutory share exchange, make appropriate provision for the protection of outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger, consolidation or statutory share exchange equal to the product of (x) the excess of (A) the Event Proceeds per Share (as hereinafter defined) covered by the option as of such effective date over (B) the exercise price per Share of the Shares subject to such option, times (y) the number of Shares covered by such option or (ii) declare, at least twenty days prior to the Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event).
In connection with any declaration pursuant to clause (ii) of the preceding sentence, the Board may, but shall not be obligated to, cause payment to be made, within twenty days after the Event, in exchange for each canceled option to each holder of an option that is canceled, of cash equal to the amount (if any), for each Share covered by the canceled option, by which the Event Proceeds per Share (as hereinafter defined) exceeds the exercise price per Share covered by such option. At the time of any declaration pursuant to clause (ii) of the first sentence of this paragraph 11, each option that has not previously expired pursuant to paragraph 10(c) of this Plan shall immediately become exercisable in full and each holder of an option shall have the right, during the period preceding the time of cancellation of this option, to exercise his or her option as to all or any part of the Shares covered thereby. In the event of a declaration pursuant to clause (ii) of the first sentence of this paragraph 11, each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 11. Notwithstanding the foregoing, no person holding an option shall be entitled to the payment provided in this paragraph 11 if such option shall have expired pursuant to subparagraph 5(e)(i) or 5(e)(ii) of this Plan or been cancelled pursuant to paragraph 10(c) of this Plan. For purposes of this paragraph 11, "Event Proceeds per Share" shall mean the cash plus the market value, as determined in good faith by the Board, of the non-cash consideration to be received per Share by the shareholders of the Company upon the occurrence of the Event.

    12. ADJUSTMENTS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Board (or if the Company does not survive any such transaction, the Board of Directors of the surviving corporation) may, without the consent of any holder of an option, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under this Plan and, in order to prevent dilution or enlargement of rights of participants in this Plan, the number and kind of securities issuable upon exercise of outstanding options and the exercise price thereof.

    13. COMPLIANCE WITH LEGAL REQUIREMENTS. No certificate for Shares distributable under this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, and the Exchange Act.

    14. GOVERNING LAW. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken under this Plan shall be governed by the laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, and construed accordingly.

    15. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that no amendment to this Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under this Plan. To the extent considered necessary to comply with applicable provisions of the Code, any such amendments to this Plan may be made subject to approval by the shareholders of the Company.

    16.  TERM.

        (a) EFFECTIVE DATE. This Plan shall be effective as of January 1, 1997, provided that this Plan is approved and ratified by the affirmative vote of the holders of a majority of the outstanding Shares present or represented and entitled to vote in person or by proxy at a meeting of the shareholders of the Company no later than May 31, 1997. Any options granted hereunder prior to such shareholder approval shall be subject to such shareholder approval. If this Plan is not so approved by such holders, any options granted under this Plan subject to such approval shall be null and void and this Plan shall not take effect.

        (b) TERMINATION. This Plan shall remain in effect until all Shares subject to it are distributed or this Plan is terminated under paragraph 15 above.

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          ____________________________________
                                          Signature

                                          Dated: _______________________, 1997




                                            PLEASE MARK, SIGN, DATE AND
                                            RETURN THE PROXY PROMPTLY
                                            USING THE ENCLOSED ENVELOPE.




        TENNANT COMPANY
[LOGO]  701 NORTH LILAC DRIVE
PROXY   P.O. BOX 1452
        MINNEAPOLIS, MN
        55440

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Roger L. Hale, William A. Hodder, and David
C. Cox, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any of them to represent and to vote, as designated below, all the shares of Common Stock of Tennant Company held of record by the undersigned on March 10, 1997, at the Annual Meeting of Shareholders to be held on May 1, 1997, or any adjournment thereof.

1. TO ELECT DIRECTORS       FOR all nominees listed below                  WITHHOLD AUTHORITY
                            (EXCEPT AS MARKED TO THE CONTRARY BELOW) / /   To vote for all nominees listed below  / /

   (INSTRUCTION:  IF YOU DO NOT WISH TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE
   THROUGH THE  NOMINEE'S NAME IN THE LIST BELOW.)

   David C. Cox   William I. Miller   Edwin L. Russell

  If elected, the nominees will serve for a term of three years.

2. TO APPROVE AND RATIFY THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.
   / /  FOR        / /  AGAINST         / /  ABSTAIN

3. TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the corporation.
   / /  FOR        / /  AGAINST         / /  ABSTAIN

4. IN THEIR DISCRETION, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.

THESE INSTRUCTIONS, WHEN PROPERLY EXECUTED, WILL BE FOLLOWED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, THE TRUSTEE IS INSTRUCTED TO VOTE FOR ALL PROPOSALS.

The undersigned understands that, in accordance with the terms of the Plan, these instructions shall be held in the strictest confidence by the Trustee and shall not be divulged or released to any person, including officers or employees of Tennant Company.

Please sign exactly as name appears below.


                                          ____________________________________
                                          Signature

                                          Dated: _______________________, 1997




                                            PLEASE MARK, SIGN, DATE AND
                                            RETURN THE INSTRUCTION CARD
                                            PROMPTLY USING THE ENCLOSED
                                            ENVELOPE.




                      TENNANT COMPANY PROFIT SHARING AND EMPLOYEE
                  STOCK OWNERSHIP PLAN VOTING INSTRUCTIONS TO TRUSTEE

   I hereby instruct First Trust National Association, as Trustee of the Tennant Company Profit Sharing and Employee Stock Ownership Plan, to "vote," in the manner specified in the Plan, at the Annual Meeting of the Shareholders of Tennant Company (the "Company") to be held on May 1, 1997, and at any and all adjournments of said meeting, all shares of Common Stock of the Company held in the Plan with respect to which I have authority to direct voting.

   I understand that if I complete this card and return it to the Trustee by April 18, 1997, the Trustee will vote, in accordance with my instructions, the shares of the Company's Common Stock allocated to my account under the Plan.

   The Trustee is hereby instructed to vote as indicated below on the following proposals which are more fully described in the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated March 25, 1997.

1. TO ELECT DIRECTORS       FOR all nominees listed below                  WITHHOLD AUTHORITY
                             (except as marked to the contrary below) / /  To vote for all nominees listed below / /

   (INSTRUCTION:  IF YOU DO NOT WISH TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE FOR BOX AND STRIKE A LINE
   THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

   David C. Cox   William I. Miller   Edwin L. Russell

   If elected, the nominees will serve for a term of three years.

2. TO APPROVE AND RATIFY THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.
   / /  FOR        / /  AGAINST         / /  ABSTAIN

3. TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP as the independent public accountants of the corporation.
   / /  FOR        / /  AGAINST         / /  ABSTAIN

4. IN THEIR DISCRETION, the Trustee or the Trustee's representative is authorized to vote upon such other business as may properly come before the meeting.